SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
REFINANCING CREDIT AGREEMENT
THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REFINANCING CREDIT AGREEMENT (the "Amendment"), dated as of October 11, 2017, is made by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, as a borrower (the "Company"), WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands, as a borrower ("WABTEC UA" and together with the Company, collectively referred to as the "Borrowers" and each, a "Borrower"), the GUARANTORS, the LENDERS party to the Credit Agreement, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (the "Administrative Agent").
WHEREAS, the parties hereto are parties to that certain Second Amended and Restated Refinancing Credit Agreement dated as of June 22, 2016, as amended by First Amendment to Second Amended and Restated Credit Agreement dated April 19, 2017 (as so amended, the "Credit Agreement"), pursuant to which the Lenders provided a revolving credit facility and a delayed draw term loan to the Borrowers; and
WHEREAS, the Borrowers, the Lenders and the Administrative Agent desire to amend the Credit Agreement as hereinafter provided.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Recitals. The foregoing recitals are incorporated herein by reference.
2.    Defined Terms. Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Credit Agreement.
3.    Amendments to Credit Agreement.
(a)    Effective as of September 30, 2017, Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended to amend and restate the following definition in its entirety:
EBITDA shall mean, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation, amortization, losses from Asset Dispositions, extraordinary losses, noncash losses from discontinued operations and other noncash charges to net income for such period, one-time transaction and restructuring costs related to the LEY Acquisition in an aggregate amount not to exceed $50,000,000, minus, to the extent added in determining such Consolidated Net Income, noncash credits to net income, gains from Asset Dispositions, noncash gains from discontinued operations, and other extraordinary income for such period; provided, however, that in the event of an acquisition or disposition of a Subsidiary or material line of business or a material division during the period of determination and solely for the purposes of Section 8.2.13.2 [Leverage Ratio - Covenant] and the calculation of the Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations, such calculation shall (a) in the case of such a disposition, exclude for the period of determination, EBITDA attributable to the disposed Subsidiary, line of business, or division as if such disposition had occurred at the beginning of such period of determination and (b) in the case of such an acquisition, include for the period of determination, EBITDA attributable to the acquired Subsidiary, line of business, or division as if such acquisition had occurred at the beginning of such period of determination.
(b)    Effective as of September 30, 2017, Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended to insert the following new definitions in their appropriate alphabetical positions:
Eligible European Cash shall mean as of any date of determination, unencumbered cash of the Company and its Subsidiaries denominated in the official currency of the United Kingdom, Switzerland, or any member of the European Union in an aggregate amount up to, but not in excess of, the amount of Total Debt held by WABTEC UA and its Subsidiaries that is both permitted to be repaid at such date of determination and denominated in one of the currencies referenced above in this definition.
Leverage Ratio - Covenant shall mean, as of the end of any date of determination, the ratio of (a) Total Debt less Eligible Unencumbered Cash less Eligible European Cash to (b) EBITDA.
(c)    Effective as of September 30, 2017, Section 8.2.13.2 [Leverage Ratio] of the Credit Agreement is hereby amended and restated in its entirety as follows:
8.2.13.2    Leverage Ratio - Covenant. The Company shall not permit the Leverage Ratio - Covenant as of the last day of any Computation Period to exceed 3.25 to 1.00; provided that, other than with respect to the LEY Acquisition, to the extent the consideration paid in connection with any Acquisition equals or exceeds $500,000,000, at the election of the Company, during the Fiscal Quarter in which such Acquisition is consummated and during the three (3) subsequent Fiscal Quarters (each such four-Fiscal Quarter period, an "Acquisition Period"), the then applicable maximum Leverage Ratio - Covenant of 3.25 to 1.00 shall be deemed increased to 3.50 to 1.00. No more than two (2) Acquisition Periods shall exist during the term of the Revolving Credit Commitments.
(d)    Effective as of September 30, 2017, Section 8.3.3 [Certificate of the Company] of the Credit Agreement is hereby amended and restated in its entirety as follows:
8.3.3    Certificate of the Company. Concurrently with the financial statements of the Company furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Reports], a certificate (each, a "Compliance Certificate") of the Company signed by a Senior Officer of the Company, in the form of Exhibit 8.3.3, containing a computation of each of the financial ratios and restrictions set forth in Section 8.2.13 [Financial Covenants], a computation of the Leverage Ratio as of the last day of the Computation Period corresponding to the date of the financial statements to which the Compliance Certificate being furnished pursuant to this Section 8.3.3 relates, and a statement to the effect that such officer has not become aware of any Event of Default or Potential Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.
(e)    Effective as of the Closing Date, Section 9.1.5 of the Credit Agreement is hereby amended to delete the parenthetical "(other than Section 8.2.13.2 [Covenant Calculations])".
(f)    Effective as of September 30, 2017, Exhibit 8.3.3 [Compliance Certificate] of the Credit Agreement is hereby amended and restated in its entirety as set forth on the attached Exhibit 8.3.3 [Compliance Certificate].
(g)    Schedule 1.1(E) [Excluded Subsidiaries] of the Credit Agreement is hereby amended and restated in its entirety as set forth on the attached Schedule 1.1(E) [Excluded Subsidiaries].
4.    Conditions of Effectiveness of Amendments. The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:
(a)    Execution and Delivery of Amendment. The Borrowers, the other Loan Parties, each of the Lenders, and the Administrative Agent shall have executed and delivered this Amendment to the Administrative Agent, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Administrative Agent.
(b)    Officer's Certificate. There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate, dated the date hereof and signed by an authorized officer certifying that (i) all representations and warranties of the Loan Parties set forth in the Credit Agreement and hereunder are true and correct in all material respects, except for any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects, (ii) the Loan Parties are in compliance with each of the covenants and conditions set forth in the Credit Agreement and hereunder, (iii) since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent there has been no material adverse change in the financial condition, operations, assets, business, or properties of the Loan Parties taken as a whole, and (iv) no Event of Default or Potential Default exists.
(c)    Representations. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that, by its execution and delivery hereof to the Administrative Agent, after giving effect to this Amendment: (i) the representations and warranties of the Loan Parties contained in Article 6 of the Credit Agreement shall be true and correct on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); (ii) the Loan Parties shall have performed and complied with all covenants and conditions of the Credit Agreement and this Amendment; (iii) no Event of Default or Potential Default under the Credit Agreement shall have occurred and be continuing or shall exist, (iv) since the Closing Date of the Credit Agreement no event has occurred which would have a Material Adverse Effect, (v) there are no actions, suits, investigations, litigation or governmental proceedings pending or, to the Loans Parties' knowledge, threatened against any of the Loan Parties that could reasonably be expected to have a Material Adverse Effect, (vi) each Loan Party possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment and any other documents contemplated herein that are to be performed by such Loan Party; and that any and all actions required or necessary pursuant to such Loan Party's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Loan Party of the terms and conditions of this Amendment and any other documents contemplated herein, and that such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which such Loan Party is a party or by which such Loan Party or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Loan Party of the terms and conditions of this Amendment and any other documents contemplated herein and the transactions contemplated hereby have been obtained by such Loan Party and are full force and effect, and (vii) this Amendment constitutes the valid and legally binding obligation of each Loan Party, enforceable against such Loan Party in accordance with their its terms.
(d)    Consents. All material consents required to effectuate the transactions contemplated by this Amendment and the other Loan Documents shall have been obtained and are in full force and effect.
(e)    Confirmation of Guaranty. Each of the Guarantors confirms that they have read and understand this Amendment. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Guarantors: (i) consents to the Amendment and the transactions contemplated thereby; (ii) ratifies and confirms each of the Loan Documents to which it is a party; (iii) ratifies, agrees and confirms that it has been a Guarantor and a Loan Party at all times since it became a Guarantor and a Loan Party and from and after the date hereof, each Guarantor shall continue to be a Guarantor and a Loan Party in accordance with the terms of the Loan Documents, as the same may be amended in connection with this Amendment and the transactions contemplated thereby; and (iv) hereby ratifies and confirms its obligations under each of the Loan Documents (including all exhibits and schedules thereto), as the same may be amended in connection with this Amendment and the transactions contemplated thereby, by signing below as indicated and hereby acknowledges and agrees that nothing contained in any of such Loan Documents is intended to create, nor shall it constitute an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation or termination of the indebtedness, loans, liabilities, expenses, guaranty or obligations of any of the Loan Parties under the Credit Agreement or any other such Loan Document.
(f)    Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Amendment and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent or its counsel may reasonably request.
(g)    Payment of Fees. The Borrowers shall have paid to the Administrative Agent all fees, costs and expenses payable to the Administrative Agent, for which the Administrative Agent is entitled to be reimbursed, including but not limited to the fees and expenses of the Administrative Agent's legal counsel.
5.    Force and Effect. Except as otherwise expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof.
6.    Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
7.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
8.    Entire Agreement. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.
9.    Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.
10.    Governing Law. This Amendment shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.
11.    Effective Date. This Amendment shall be dated as of and shall be binding, effective and enforceable upon the date of satisfaction of all conditions set forth in Section 4 hereof, and from and after such date this Amendment shall be binding upon the Borrowers, each Lender and the Administrative Agent, and their respective successors and assigns permitted by the Credit Agreement.
12.    No Novation. This Amendment amends the Credit Agreement, but is not intended to constitute, and does not constitute, a novation of the Obligations of the Loan Parties under the Credit Agreement or any other Loan Document.
13.    Counterparts. This Amendment may be signed in counterparts (by facsimile transmission or otherwise) but all of such counterparts together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWERS:
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation By: /s/ Patrick D. Dugan (SEAL) Name: Patrick D. Dugan Title: Executive Vice President & Chief Financial Officer
WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands By: /s/ Patrick D. Dugan (SEAL) Name: Patrick D. Dugan Title: Authorized Person

GUARANTORS:
MOTIVEPOWER, INC.,
a Delaware corporation;
RAILROAD FRICTION PRODUCTS CORPORATION,
a Delaware corporation;
RICON CORP.,
a California corporation;
SCHAEFER EQUIPMENT, INC.,
an Ohio corporation;
YOUNG TOUCHSTONE COMPANY,
a Wisconsin corporation;
STANDARD CAR TRUCK COMPANY,
a Delaware corporation;
DUROX COMPANY,
an Ohio corporation;
G&B SPECIALTIES, INC.,
a Pennsylvania corporation;
XORAIL, INC.,
a Florida corporation;
WABTEC INTERNATIONAL, INC.,
a Delaware corporation;
TURBONETICS HOLDINGS, INC.,
a Delaware corporation;
BARBER STEEL FOUNDRY CORP.,
a Delaware corporation;
LONGWOOD ELASTOMERS, INC.,
a Virginia corporation;
LONGWOOD INDUSTRIES, INC.,
a New Jersey corporation;
LONGWOOD INTERNATIONAL, INC.,
a Delaware corporation;
RCL, L.L.C.,
a Tennessee limited liability company;
WABTEC RAILWAY ELECTRONICS, INC.,
a Delaware corporation;
WABTEC RAILWAY ELECTRONICS MANUFACTURING, INC.,
a Delaware corporation;
TRANSTECH OF SOUTH CAROLINA, INC.,
a Delaware corporation

By:         /s/ Patrick D. Dugan         (SEAL)
Name:    Patrick D. Dugan
Title:    Vice President, Finance of each Guarantor listed above

WORKHORSE RAIL, LLC,
a Pennsylvania limited liability company

By:         /s/ Patrick D. Dugan         (SEAL)
Name: Patrick D. Dugan
Title: Vice President, Finance
RAILROAD CONTROLS, L.P.,
a Texas limited partnership
By: RCL, L.L.C., its General Partner
By:         /s/ Patrick D. Dugan         (SEAL)
Name: Patrick D. Dugan
Title: Vice President, Finance
THERMAL TRANSFER ACQUISITION CORPORATION,
a Delaware corporation
By:         /s/ Patrick D. Dugan         (SEAL)
Name: Patrick D. Dugan
Title: Vice President & Treasurer
AERO TRANSPORTATION PRODUCTS, INC.,
a Missouri corporation
By:         /s/ Patrick D. Dugan         (SEAL)
Name: Patrick D. Dugan
Title: Vice President & Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent
By:        /s/ Tracy J. DeCock
Name:    Tracy J. DeCock
Title:     Senior Vice President

JPMORGAN CHASE BANK, N.A.
By:        /s/ Deborah R. Winkler
Name:    Deborah R. Winkler
Title:    Executive Director

BANK OF AMERICA, N.A.
By:        /s/ Susan Rich
Name:    Susan Rich
Title:    Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
By:        /s/ Ross Graney
Name:    Ross Graney
Title:    Assistant Vice President

HSBC FRANCE, S.A.
By:        /s/ Philippe Abonneau
Name:     Philippe Abonneau
Title:

By:        /s/ Bruno Marchand
Name:    Bruno Marchand
Title:

SOCIÉTÉ GÉNÉRALE
By:        /s/ Joseph Moreno
Name:    Joseph Moreno
Title:    Managing Director

CITIZENS BANK OF PENNSYLVANIA
By:        /s/ Carl S. Tabacjar, Jr.
Name:    Carl S. Tabacjar, Jr.
Title:    Senior Vice President

BRANCH BANKING AND TRUST COMPANY
By:        /s/ David Miller
Name:    David Miller
Title:    Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:        /s/ George Stoecklein
Name:    George Stoecklein
Title:    Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:        /s/ Gordon Yip
Name:    Gordon Yip
Title:    Director

By:        /s/ Mark Koneval
Name:    Mark Koneval
Title:    Managing Director

TD BANK, N.A.
By:        /s/ Mark Hogan
Name:    Mark Hogan
Title:    Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:        /s/Thomas M. Molitor
Name:    Thomas M. Molitor
Title:    Managing Director

THE BANK OF NOVA SCOTIA
By:        /s/ Sangeeta Shah
Name:    Sangeeta Shah
Title:    Director

THE HUNTINGTON NATIONAL BANK
By:        /s/ Michael Kiss
Name:    Michael Kiss
Title:    Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA
By:        /s/ Brad Johnston
Name:    Brad Johnston
Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION
By:        /s/ Paul F. Johnson
Name:    Paul F. Johnson
Title:    Vice President

BANK OF THE WEST
By:     /s/ M. Weinert    /s/ K. Smires
Name:    M. Weinert
Title:    Director
Name:    K. Smires
Title:    Vice President

CITIBANK, N.A.
By:        /s/ Christopher Hartzell
Name:    Christopher Hartzell
Title:    Director

FIRST COMMONWEALTH BANK
By:        /s/ Brian J. Sohocki
Name:    Brian J. Sohocki
Title:    Senior Vice President

CIBC BANK USA f/k/a
THE PRIVATE BANK AND TRUST COMPANY
By:        /s/ Anne M. Westbrook
Name:    Anne M. Westbrook
Title:    Managing Director

DOLLAR BANK, FEDERAL SAVINGS BANK
By:        /s/ Brian E. Waychoff
Name:    Brian E. Waychoff
Title:    Vice President

NORTHWEST BANK
By:        /s/ C. Forrest Tefft
Name:    C. Forrest Tefft
Title:    Senior Vice President

KEYBANK NATIONAL ASSOCIATION
By:        /s/ Philip R. Medsger
Name:    Philip R. Medsger
Title:    Senior Vice President

SCHEDULE 1.1(E)

EXCLUDED SUBSIDIARIES

Ricon Acquisition Corp.
Barber Tian Rui Railway Supply LLC
Longwood Engineered Products, Inc.
SCT Technology LLC
Standard Car Truck – Asia, Inc.
Wabtec Corporation
Wabtec Investments Limited LLC
Wabtec Finance LLC
Mors Smitt Technologies, Inc.
Wabtec Railway Electronics Holdings, LLC
Fandstan Electric, Inc.,
RCLP Acquisition LLC,
IP09 RCL Corporation,
FW Acquisition LLC
Faiveley Transport USA, Inc.
Wabtec Greenville Real Estate, LLC
Graham White Manufacturing Company
Faiveley Transport North America, Inc.
Advanced Global Environmental LLC
ATR Investments LLC
The Vista Corporation of Virginia
Wabtec Manufacturing, LLC
RFPC Holding Corp.
Wabtec Holding Corp.

EXHIBIT 8.3.3
FORM OF
QUARTERLY COMPLIANCE CERTIFICATE
____________________, 20___
Please refer to the Second Amended and Restated Refinancing Credit Agreement dated as of June 22, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation, and WABTEC COÖPERATIEF U.A., a coöperatieve vereniging met uitsluiting van aansprakelijkheid under the laws of the Netherlands (collectively, the "Borrowers"), the Guarantors from time to time party thereto, the financial institutions from time to time party thereto (the "Lenders") and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.
Reports. Enclosed herewith is a copy of the annual audited/quarterly consolidated financial statements of the Company and its Subsidiaries as at _____________, ____ (the "Computation Date"), consisting of the consolidated 10-K/10-Q of the Company and its Subsidiaries, which to the best of my knowledge, fairly presents in all material respects the financial condition and results of operations of the Company as of the Computation Date and has been prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) consistently applied.

II.
Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.    EBITDA

1.	Consolidated Net Income $________

2.	Plus: Interest Expense $________
income tax expense    $________
depreciation    $________
amortization    $________
losses from Asset Dispositions    $________
extraordinary losses    $________
noncash losses from discontinued operations     $________
other noncash charges    $________
one –time transaction and restructuring
costs related to the LEY acquisition    $________

3.	Minus: noncash credits $________
gains from Asset Dispositions    $________
noncash gains from discontinued operations     $________
other extraordinary income    $________

4.	Total (EBITDA) $________
B.    Section 8.2.13.1 - Interest Coverage Ratio

1.	EBITDA (from Item A(4) above) $________

2.	Interest Expense $________

3.	Ratio of (1) to (2) ______ to 1.00

4.	Minimum required 3.00 to 1.00
C.    Total Debt

1.	Total Indebtedness from Balance Sheet $________

2.
Plus:    Contingent Liabilities incurred in respect of letters
of credit or bank guaranties (including Letters of Credit or bank guaranties issued hereunder), but excluding all other
Contingent Liabilities, Hedging Liabilities, and obligations of a Loan Party arising from any Performance Letter of Credit, surety bonds, performance bonds, bid bonds, performance
guaranties, or similar obligations incurred in the ordinary
course of business that do not support Indebtedness    $________

3.	Total (Debt) $________
D.    Section 8.2.13.2 - Leverage Ratio - Covenant

1.	Total Debt (from Item C(3) above) $________

2.	Less: Eligible Unencumbered Cash $________

3.	Less: Eligible European Cash $________

4.	Total Debt: $________

5.	EBITDA (from Item A(4) above) $________

5a.	[EBITDA from Acquisitions (pursuant to the proviso at the end of the definition of EBITDA, and without duplication in Item A(4) above)] [$________]

6.	Ratio of (4) to (5) ______ to 1.00

6a.	[Ratio of (4) to (5) plus/minus (5)a.] [______ to 1.00]

7.	Maximum allowed [3.__ to 1.00]
E.    Leverage Ratio – Calculation to be Reported per Section 8.3.3

1.	Total Debt (from Item C(3) above) $________

2.	Less: Eligible Unencumbered Cash $________

3.	Total Debt: $________

4.	EBITDA (from Item A(4) above) $________

4a.	[EBITDA from Acquisitions (pursuant to the proviso at the end of the definition of EBITDA, and without duplication in Item A(4) above)] [$________]

5.	Ratio of (3) to (4) ______ to 1.00

5a.	[Ratio of (3) to (4) plus/minus (4)a.] [______ to 1.00]
The Company further certifies to you that no Event of Default or Potential Default has occurred and is continuing.
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[Signature Page - Quarterly Compliance Certificate]

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on ________ ___, 20__.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation By: Name: Title:

1